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                                                                   EXHIBIT 10.15


                                PROMISSORY NOTE

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Borrower: DATA CRITICAL CORP.                                         Lender: Silicon Valley Bank, a California chartered bank
          2733 152nd Avenue NE                                                Pacific Northwest Loan Production Office
          Redmond, WA 98062                                                   916 118th Avenue, S.E., Suite 250
                                                                              Bellevue, WA 98006

   Principal Amount: $100,000.00                Initial Rate: 11.000%                   Date of Note: April 10, 1997
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PROMISE TO PAY. DATA CRITICAL CORP. ("Borrower") promises to pay to Silicon
Valley Bank, a California chartered bank ("Lender"), or order, In lawful money of the United States of America, the principal amount of One Hundred Thousand &
00/100 Dollars ($100,000.00) or so much as may be outstanding, together with
Interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan In accordance with the following payment schedule:

     The Draw Period shall begin as of this date and shall end on October 10, 1997 (the "Draw Period"). During the Draw Period, Borrower shall pay regular monthly payments of all accrued unpaid Interest due as of each payment date, beginning May 10, 1997 and all subsequent interest payments will be due on the same day of each month thereafter. The outstanding principal balance on October 10, 1997, will be payable In thirty-six (36) even payments of principal plus interest due as of each payment date, beginning November 10, 1997 and all subsequent payments of principal plus interest shall be due on the same day of each month thereafter. The final payment, due October 10, 2000, will be for all outstanding principal plus all accrued Interest not yet paid.

Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is Lender's Prime Rate (the "Index'). This is the rate Lender charges, or would charge, on go-day unsecured loans to the most creditworthy corporate customers. This rate may or may not be the lowest rate available from Lender at any given time. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each time the prime rate is adjusted by Silicon Valley Bank. The Index currently is 8.500% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of
2.500 percentage points over the Index, resulting In an initial rate of 11.000% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrowers obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due.

DEFAULT. Borrower will be In default If any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrowers ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding Is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This Includes a garnishment of any of Borrower's accounts with Lender.
(g) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note. (h) A material adverse change occurs in Borrowers financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the variable interest rate on this Note to 7.500 percentage points over the Index. The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender In the State of Washington. If there Is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of King County,in the State of Washington. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. This Note shall be governed by and construed In accordance with the laws of the State of Washington.

                      through the end of the Draw Period

LINE OF CREDIT. This Note evidences a straight line of credit. /Once the total amount of principal has been advanced, Borrower is not entitled to further loan advances. Advances under this Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender The unpaid principal balance owing on this Note at any time may be evidenced by endorsements as on this Note or by Lender's internal records, including daily computer print-outs Lender will have no obligation to advance funds under this Note if, (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent: (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; or (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender.

REQUEST TO DEBIT ACCOUNTS. Borrower will regularly deposit funds received in accounts maintained by Borrower with Lender. Borrower hereby requests and authorizes Lender to debit any accounts Borrower has with Lender, specifically, without limitation, Account Number for payments of principal and interest owing on the loan and any other obligations owing by Borrower to Lender. Lender will notify Borrower of all debits which Lender makes against any of Borrower's accounts, Any such debits against Borrower's accounts in no way shall be deemed a set-off.

ADVANCE RATE. At any time from the date hereof through the end of the Draw Period, Borrower may request Advances (each, an "Advance" and collectively the "Advances") from Lender in an aggregate amount not to exceed the principal amount of this Note. To evidence the Advances, Borrower shall deliver to Lender, at the time of each advance request, an invoice for the equipment to be purchased, such invoices shall be less than go days old. The Advances shall be used only to purchase equipment and shall not exceed eighty percent (80%) of the invoice amount of such equipment approved from time to time by Lender. Software may, however, constitute up to twenty five percent (25%) of aggregate Advances.

BUSINESS LOAN AGREEMENT. This Note is subject to and shall be governed by all the terms and conditions of the Business Loan Agreement of even date, between Borrower and Lender. which Business Loan Agreement is incorporated herein by reference.

LOAN FEE. This Note is subject to a loan fee in the amount of One Thousand and 00/100 Dollars ($1,000.00) plus all out-of-pocket expenses.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

DATA CRITICAL CORP

By: /s/ - Jeffrey S. Brown

Title: President, CEO
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Variable Rate Line of Credit.        LASER PRO, Reg. U.S. Pat. & T.M. Off., Ver.
(WA-D20 DATACR12.LN G21.OVL]         3.23(c) 1997 CFI ProServices, Inc.
                                     All rights reserved


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                     DISBURSEMENT REQUEST AND AUTHORIZATION

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Borrower:  DATA CRITICAL CORP.            Lender: Silicon Valley Bank, a California chartered bank
           2733 152nd Avenue NE                   Pacific Northwest Loan Production Office
           Redmond, WA 98052                      915 118th Avenue, S.E., Suite 250
                                                  Bellevue, WA 98005
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LOAN TYPE. This is a Variable Rate (2,500%. over SILICON VALLEY BANK PRIME RATE, making an initial rate of 11.000%), Non-Revolving Line of Credit Loan to a
Corporation for $100,000.00 due on October 10, 2000.

PRIMARY PURPOSE OF LOAN. The primary purpose of this loan is for:

      [_] Personal, Family, or Household Purposes or Personal Investment.

      [X] Business (Including Real Estate Investment).

SPECIFIC PURPOSE. The specific purpose of this loan is: To support working capital requirements.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Lender's conditions for making the loan have been satisfied. Please disburse the loan proceeds of $100,000.00 as follows:

   Undisbursed Funds:                                $100,000.00

   Note Principal:                                   $100,000.00

CHARGES PAID IN CASH. Borrower has paid or will pay in cash as agreed the following charges:

  Prepaid Finance Charges Paid in Cash:              $  1,000.00
    $1,000.00 Loan Fees

  Total Charges Paid in Cash:                        $  1,000.00

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO LENDER THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO LENDER. THIS AUTHORIZATION IS DATED APRIL 10, 1997.

BORROWER:

DATA CRITICAL CORP.

By: /s/ Jeffrey S. Brown
------------------------

Name:  Jeffrey S. Brown
-----------------------

Title:  President, CEO

Variable Rate. Line of Credit.            LASER PRO, Reg. U.S. Pat. & T.M. Off.,
[WA-120 DATACRI2.LN G21.OVL]              Ver. 3.23 (c) 1997 CFI ProServices,
                                          Inc. All rights reserved